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                                                                  EXHIBIT 24.1
                          PACIFIC GAS TRANSMISSION COMPANY
                                 BOARD OF DIRECTORS
                              ACTION BY WRITTEN CONSENT

       The Board of Directors of Pacific Gas Transmission Company, a California corporation, acting by written consent pursuant to the Bylaws of this corporation and the Corporations Code of California, hereby adopts the following resolutions:

            WHEREAS, the management of the corporation has recommended the filing of the corporation's Annual Report on Form 10-K of the fiscal year ending December 31, 1996, with the Securities and Exchange Commission; and
            WHEREAS, the Board finds that it is in the best interests of the corporation to approve the Annual Report on Form 10-K for fiscal year ended December 31, 1996 in substantially the form as circulated to the Board prior to approval;
            NOW, THEREFORE, BE IT RESOLVED, that Frank R. Lindh and Vincent
       P. Salvi are hereby authorized to sign, on behalf of this corporation and as attorneys in fact for the President, Vice President and Chief Financial Officer and Controller of this corporation, the Pacific Gas Transmission Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996, required by Section 13 or 15(d) of the Securities Exchange Act of 1934, and all amendments and other filings or documents related thereto to be filed with the Securities and Exchange Commission, and to do any and all acts necessary to satisfy the requirements of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission adopted thereto with regard to said Annual Report on Form 10-K.
            BE IT FURTHER RESOLVED, that this written consent may be signed in counterparts, the sum of which constitute the entire written consent.

       The undersigned, constituting all of the members of the Board of Directors, hereby consent to and approve the action described above and direct the Secretary to file this written consent with the minutes of the proceedings of the Board of Directors.

       Dated this 26th day of March, 1997.


                               /s/  TONY F. DISTEFANO
                               ----------------------
                                  Tony F. DiStefano

                              /s/  ROBERT D. GLYNN, JR.
                              -------------------------
                                Robert D. Glynn, Jr.

                              /s/  JACK F. JENKINS-STARK
                              --------------------------
                                Jack F. Jenkins-Stark

                              /s/  STEPHEN P. REYNOLDS
                              --------------------------
                                 Stephen P. Reynolds

                              /s/  GORDON R. SMITH
                              --------------------------
                                   Gordon R. Smith